EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 14, 2012, in this Registration Statement (Amendment No. 2 to Form S-1 on Form S-3 (No. 333-186786)) and related Prospectus of Integrated Electrical Services, Inc. for the registration of 8,562,409 shares of its common stock.

/s/ Ernst & Young LLP

Houston, TX

May 28, 2013